SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 27, 2010
Date of Report (Date of earliest event reported)

CLEAN POWER CONCEPTS INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-52035
(Commission File Number)

98-0490694
(IRS Employer Identification Number)

1620 McAra Street, Regina, Saskatchewan, Canada S4N 6H6
(Address of principal executive offices)

306.546.8327
(Issuer’s telephone number)

1207 Halifax Street, Regina, SK, Canada S4R 1T7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On December 27, 2010, Clean Power Concepts Inc. (‘Clean Power’ or the ‘Company’) included the following information in a press release:

Clean Power Concepts Letter of Intent Marks Entry Into Chinese Market with Deal for Potential Sales of US$400 Million Over Ten Years

Clean Power Concepts Inc., announced today that it has signed a letter of intent (the ‘Agreement’) to supply the Chongqing Grain Group Co. Ltd. of China (‘Chongqing’) with crude canola oil. At current prices, this has the potential to generate sales in excess of US$400 million over the ten year minimum expected life of the deal.

President and CEO Michael Shenher commented, “The Chinese market represents an incredible opportunity for Clean Power. We’ve been targeting this market for a few years and negotiating with Chongqing for the past two.” Shenher added, “This Agreement is a breakthrough for us and we’re now refining our working plan to meet and exceed the expectations of our new major customer.”

This agreement will help Chongqing in its goal of establishing supply chains for canola which diversify its reliance on major supplies such as ADM, Cargill and Bunge and is part of a long term plan to create a food processing zone in the Chong Qing region of China which has a processing capacity of 30,000 metric tonnes (‘MT’) of rapeseed and 30,000 MT of grain and oil.

Under the agreement, Chongqing has committed to purchasing up to 3,000 MT per month of crude degummed canola oil from Clean Power’s operating subsidiary and ship the oil to China where it will be refined into ‘Refined Bleached and Deodorized’ (‘RBD’) oil which is table ready. The refined oil will then be marketed under Chongqing’s ‘Red Dragon Fly Oil’ brand, which is well established in the Chong Qing Region. The parties have agreed that Clean Power will initially supply Chongqing from its own inventory and through purchases from third party suppliers as it increases production facilities to bring all production sold to Chongqing in-house.

Based on a current estimated average price of US$1,320 per MT for crude degummed canola oil, the Company estimates the Agreement may average sales of 2,500 MT per month, or 30,000 MT per year, for gross proceeds of approximately US$39,600,000 per year. The deal may also lead to other business opportunities with Chongqing. Over ten years, total sales are projected to exceed US$400 million.

To complete the agreement Clean Power Concepts will be hosting a formal delegation from Chongqing within the next 60 days which will be comprised of private company officials and Chinese state representatives.

About Chongqing Grain Group Co. Ltd.
The Chongqing Grain Group Co. Ltd. (the ‘Group’) is located in Chong Qing, which is the youngest municipality in China and the economic and financial center of the upper reaches of the Yangtze River. The Group owns 51 subsidiaries and has 21,507 employees. Total assets of the Group have reached 6.1 Billion Yuan Renminbi (‘RMB’), or approximately US$920 million. The Group has abundant storage facilities, a developed logistics system, an integrated market network, efficient management and excellent marketing groups. The quality of the Group’s three brands - ‘Red Dragonfly’ cooking oil, ‘Ren He’ rice and ‘Ren Ji’ flour - have earned a high reputation in China. More information about The Group is available at www.cqgrain.com. Address: Chongqing Grain Group Co. Ltd., Fourth Floor, Lin Hua Huan Dao Ming Du, No. 13 Ba Yi Road, Yu Zhong District, Chong Qing, China 400010.

About Canola
Canola is one of two cultivars of rapeseed or Brassica campestris. Canola seeds are used to produce edible oil which has lower levels of erucic acid than traditional rapeseed oils and is used to produce livestock feed because it has reduced levels of the toxic glucosinolates. Canola was originally naturally bred from rapeseed in Canada in the early 1970s, but has a different nutritional profile in addition to much less erucic acid. The name "canola" was derived from "Canadian oil, low acid" in 1978. The price of canola oil is indexed to contracts on the Chicago Board of Trade (‘CBOT’) soy bean futures market and in winter tends to trade at a premium and in summer at par. Generally, canola trades on average at the approximate price of soy bean oil plus five percent. In 2007 worldwide production of canola was 51 million metric tonnes and production for 2010 is estimated to be 60 million metric tonnes of seed and 24 million metric tonnes of canola oil.

About Clean Power Concepts Inc.
Clean Power Concepts Inc. was incorporated in Nevada on October 17, 2005 and trades on the OTC-BB under the symbol CPOW. To implement expansion of our business in the environmentally friendly green energy industry we acquired 95.1% of General Bio Energy Inc. based on a share exchange concluded on April 29, 2010. General Bio was incorporated in Saskatchewan, Canada on February 14, 2006 and operates a fully integrated commercial oilseed crushing, bio-diesel refinery, and environmental lubricants manufacturing and bottling, and nutraceutical and food processing plant in Regina, Saskatchewan. The current plant has a crush capacity of 19.7 million liters of crushed oil annually. Its biodiesel fuel processor can produce up to 20 million liters of biofuel and biofuel additives and the crushing system can produce nearly 32.8 thousand metric tonnes of meal and protein related products for agricultural and aquaculture feedstock annually. The plant is capable of specialty and toll crushing a wide variety of oil seeds. General Bio’s primary brand is: ‘MOPO Environmental Lubricants’ and other key trade names include: ‘General Bio Health’ and ‘Spirit of Health’, under which General Bio manufactures, distributes, and retails essential oils, camelina, canola, flax, and hemp, in various formats including capsules, gourmet cooking oils, and skin care formulations.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION
Safe Harbour Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue,” "budget," "may," "intend," "estimate," “project” and similar expressions identify forward-looking statements. In this press release, the statements, “At current prices, this Agreement has the potential to generate sales in excess of US$400 million over the ten year minimum expected life of the deal.”; “...we’re now refining our working plan to meet and exceed the expectations of our new major customer”; “This agreement will help Chongqing in its goal of establishing supply chains for canola which diversify its reliance on major supplies...and is part of a long term plan to create a food processing zone...which has a processing capacity of 30,000 metric tonnes (‘MT’) of rapeseed and 30,000 MT of grain and oil”; “Based on a current estimated average price of US$1,320 per MT for crude degummed canola oil, the Company estimates the Agreement may average sales of 2,500 MT per month, or 30,000 MT per year, for gross proceeds of approximately US$39,600,000 per year. The deal may also lead to other business opportunities with Chongqing. Over ten years, total sales are projected to exceed US$400 million”; “...Clean Power will initially supply Chongqing from its own inventory and through purchases from third party suppliers as it increases production facilities to bring all production sold to Chongqing in-house”; and “To complete the agreement Clean Power Concepts will be hosting a formal delegation from Chongqing within the next 60 days which will be comprised of private company officials and Chinese state representatives” are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain cost adjustments and/or delays beyond the company's control with respect to bio energy manufacturing operations, changes in the worldwide price of agricultural commodities, crude oil, and/or certain other commodities; regulatory, legislative, political or economic developments in the jurisdictions in which the Company carries on business; operating or technical difficulties in connection with bio energy manufacturing operations or development activities; employee relations; transportation logistics; and the unpredictability of risks involved in the newly developing bio energy industry. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER CONCEPTS, INC.

/s/ Michael Shenher
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Michael Shenher,
President & CEO, Director
Dated: December 28, 2010